Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “HALCON RESOURCES CORPORATION”, CHANGING ITS NAME FROM “HALCON RESOURCES CORPORATION” TO “BATTALION OIL CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JANUARY, A.D. 2020, AT 10:05 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

3761452 8100 SR# 20200407145	Authentication: 202222941 Date: 01-21-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:05 AM 01/21/2020	CERTIFICATE OF AMENDMENT
FILED 10:05 AM 01/21/2020	TO THE
SR 20200407145 - File Number 3761452	AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HALCÓN RESOURCES CORPORATION

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Halcón Resources Corporation, a Delaware corporation (the “Corporation”), hereby certifies as follows:

ARTICLE ONE

The name of the corporation is Halcón Resources Corporation.

ARTICLE TWO

The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 8, 2019 (the “Certificate of Incorporation”).

ARTICLE THREE

This Certificate of Amendment (this “Certificate of Amendment”) was duly approved at a meeting of the board of directors of the Corporation (the “Board”), on December 9, 2019, whereby the Board adopted resolutions approving, authorizing and declaring it advisable to amend Article FIRST of the Certificate of Incorporation to change the name of the Corporation. In accordance with the provisions of Section 242(b)(1) of the DGCL, no meeting or vote of stockholders is required to adopt the proposed amendment.

ARTICLE FOUR

Article FIRST of the Certificate of Incorporation is hereby deleted and replaced in its entirety as follows:

“ FIRST: The name of the Corporation is Battalion Oil Corporation (the “Corporation”) ”

ARTICLE FIVE

The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its Chief Executive Officer, this 21st day of January, 2020.

By:
Name:	Richard H. Little
Title:	Chief Executive Officer